UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material under §240.14a-12

FIRST HORIZON CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

The following email was sent to certain customers of FHN Financial.

Dear FHN Financial Customer,

I am pleased to share some exciting news about First Horizon Corporation. On Monday, February 28, First Horizon entered into a definitive agreement to be acquired by TD Bank Group.

We believe this merger and our combined offerings significantly enhance our ability to serve you, our customer, with world-class fixed income solutions, economics, and analytics delivered by professionals you know and trust.

Together with TD

TD Bank, America’s Most Convenient Bank (TD) and a member of TD Bank Group, is a strong, well-capitalized institution. Together, we will be the sixth-largest US bank by assets.

You may not be familiar with TD, but they carry an exceptional reputation as a leader in financial services, and have earned one of the highest credit ratings of any US bank. Like FHN Financial, TD has a relationship-focused approach designed to help our customer.

You may also be interested to know:

•   The combined organization will have approximately $614 billion in assets[1] across 22 states

•   The combined organization will continue to have a significant operating presence in all of the markets in which both companies operate today, including a regional hub in Memphis, TN

Looking ahead

The transaction is expected to close in the first quarter of TD’s 2023 fiscal year,[2] subject to satisfaction of customary closing conditions. Until the close of the transaction, First Horizon will continue to be a separate, independent company. FHN Financial will operate business as usual and we will work hard to keep you well informed along the way.

If you have questions, please feel free to contact your FHN Financial contact or sales representative. You can also visit firsthorizon.com/td for additional information.

Thank you in advance for your continued confidence in us.

Sincerely,

Michael E. Kisber

President

1 Combined financial data for TD Group US Holdings and First Horizon as of December 31, 2021

2 TD Bank Group’s fiscal year begins on November 1, 2022 and ends on October 31, 2023

Although this information has been obtained from sources which we believe to be reliable, we do not guarantee its accuracy, and it may be incomplete or condensed. This is for informational purposes only and is not intended as an offer or solicitation with respect to the purchase or sale of any security. All herein listed securities are subject to availability and change in price. Past performance is not indicative of future results, and changes in any assumptions may have a material effect on projected results. Ratings on all securities are subject to change.

FHN Financial Capital Markets, FHN Financial Portfolio Advisors, and FHN Financial Municipal Advisors are divisions of First Horizon Bank. FHN Financial Securities Corp., FHN Financial Main Street Advisors, LLC, and FHN Financial Capital Assets Corp. are wholly owned subsidiaries of First Horizon Bank. FHN Financial Securities Corp. is a member of FINRA and SIPC — http://www.sipc.org.

FHN Financial Municipal Advisors is a registered municipal advisor. FHN Financial Portfolio Advisors is a portfolio manager operating under the trust powers of First Horizon Bank. FHN Financial Main Street Advisors, LLC is a registered investment advisor. None of the other FHN entities, including FHN Financial Capital Markets, FHN Financial Securities Corp., or FHN Financial Capital Assets Corp. are acting as your advisor, and none owe a fiduciary duty under the securities laws to you, any municipal entity, or any obligated person with respect to, among other things, the information and material contained in this communication. Instead, these FHN entities are acting for their own interests. You should discuss any information or material contained in this communication with any and all internal or external advisors and experts that you deem appropriate before acting on this information or material.

FHN Financial, through First Horizon Bank or its affiliates, offers investment products and services. Investment products are not FDIC insured, have no bank guarantee, and may lose value.

Forward-Looking Statements

This communication contains certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), with respect to First Horizon Corporation’s (the “First Horizon”) beliefs, plans, goals, expectations, and estimates. Forward-looking statements are not a representation of historical information, but instead pertain to future operations, strategies, financial results or other developments. The words “believe,” “expect,” “anticipate,” “intend,” “target,” “plan”, “estimate,” “should,” “likely,” “will,” “going forward” and other expressions that indicate future events and trends identify forward-looking statements.

Forward-looking statements are necessarily based upon estimates and assumptions that are inherently subject to significant business, operational, economic and competitive uncertainties and contingencies, many of which are beyond the control of First Horizon, and many of which, with respect to future business decisions and actions, are subject to change and which could cause actual results to differ materially from those contemplated or implied by forward-looking statements or historical performance. Examples of uncertainties and contingencies include factors previously disclosed in First Horizon’s reports filed with the U.S. Securities and Exchange Commission (the “SEC”) as well as the following factors, among others: the occurrence of any event, change or other circumstances that could give rise to the right of one or both of the parties to terminate the definitive merger agreement between First Horizon and The Toronto-Dominion Bank (“TD”); the outcome of any legal proceedings that may be instituted against First Horizon or TD, including potential litigation that may be instituted against First Horizon or its directors or officers related to the proposed transaction or the definitive merger agreement between First Horizon and TD related to the proposed transaction; the timing and completion of the transaction, including the possibility that the proposed transaction will not close when expected or at all because required regulatory, shareholder or other approvals are not received or other conditions to the closing are not satisfied on a timely basis or at all, or are obtained subject to conditions that are not anticipated; interloper risk; the risk that any announcements relating to the proposed combination could have adverse effects on the market price of the common stock of First Horizon; certain restrictions during the pendency of the merger that may impact First Horizon’s ability to pursue certain business opportunities or strategic transactions; the possibility that the transaction may be more expensive to complete than anticipated, including as a result of unexpected factors or events; diversion of management’s attention from ongoing business operations and opportunities; reputational risk and potential adverse reactions or changes to business or employee relationships, including those resulting from the announcement or completion of the transaction; First Horizon’s success in executing its business plans and strategies and managing the risks involved in the foregoing; currency and interest rate fluctuations; exchange rates; success of hedging activities; material adverse changes in economic and industry conditions, including the availability of short and long-term financing; general competitive, economic, political and market conditions; changes in asset quality and credit risk; the inability to sustain revenue and earnings growth; inflation; customer borrowing, repayment, investment and deposit practices; the impact, extent and timing of technological changes; capital management activities; other actions of the Board of Governors of the Federal Reserve System, the Office of the Comptroller of the Currency, the Federal Deposit Insurance Corporation, the Tennessee Department of Financial Institutions (if required) and other regulators, legislative and regulatory actions and reforms; the pandemic created by the outbreak of COVID-19 and its variants, and resulting effects on economic conditions, restrictions imposed by public health authorities or governments, fiscal and monetary policy responses by governments and financial institutions, and disruptions to global supply chains; and other factors that may affect future results of First Horizon.

We caution that the foregoing list of important factors that may affect future results is not exhaustive. Additional factors that could cause results to differ materially from those contemplated by forward-looking statements can be found in First Horizon’s Annual Report on Form 10-K for the year ended December 31, 2021, and in its subsequent Quarterly Reports on Form 10-Q filed with the SEC and available in the “Investor Relations” section of First Horizon’s website, http://www.firsthorizon.com, under the heading “SEC Filings” and in other documents First Horizon files with the SEC.

Important Other Information

In connection with the proposed transaction, First Horizon intends to file relevant materials with the SEC, including a proxy statement on Schedule 14A.

This communication does not constitute an offer to sell or a solicitation of an offer to buy any securities or a solicitation of any vote or approval. SHAREHOLDERS OF FIRST HORIZON ARE URGED TO READ, WHEN AVAILABLE, ALL RELEVANT DOCUMENTS (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) FILED WITH THE SEC, INCLUDING FIRST HORIZON’S PROXY STATEMENT, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT FIRST HORIZON AND THE PROPOSED TRANSACTION.

Investors and shareholders of First Horizon will be able to obtain a free copy of the proxy statement as well as other relevant documents filed with the SEC without charge at the SEC’s website (http://www.sec.gov). Copies of the proxy statement and the filings with the SEC that will be incorporated by reference in the proxy statement can also be obtained, without charge, by directing a request to Clyde A. Billings Jr., First Horizon Corporation, 165 Madison, Memphis, TN 38103, telephone (901) 523-4444.

Participants in the Solicitation

First Horizon and certain of its directors, executive officers and employees may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction under the rules of the SEC. Information regarding First Horizon’s directors and executive officers is available in the proxy statement for its 2021 annual meeting of shareholders, which was filed with the SEC on March 15, 2021, and certain of its Current Reports on Form 8-K. Other information regarding the participants in the solicitation of proxies in respect of the proposed transaction and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the proxy statement and other relevant materials to be filed with the SEC. Free copies of these documents, when available, may be obtained as described in the preceding paragraph.